SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 26, 2004

PC MALL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of

Incorporation or Organization)

0-25790	95-4518700
(Commission File Number)	(I.R.S. Employer Identification No.)

2555 West 190th Street

Torrance, California 90504

(Address of Principal Executive Offices) (Zip Code)

(310) 354-5600

(Registrant’s telephone number,

including area code)

Item 12. Results of Operations and Financial Condition

On July 26, 2004, eCOST.com, Inc., a wholly-owned subsidiary and a reporting segment of PC Mall, Inc., disclosed its expectations with respect to eCOST’s financial results for the second quarter of 2004 in a registration statement filed by eCOST with the Securities and Exchange Commission in connection with its initial public offering. eCOST has not finalized its financial statements for this period, however, and it is possible that the actual results may vary from eCOST’s expectations set forth herein. eCOST expects its net sales to be in the range of $38.7 million to $38.8 million for the second quarter of 2004, as compared to net sales of $23.9 million in the second quarter of 2003. In addition, eCOST expects its net income (loss) for the second quarter of 2004 to be in the range of $(0.1) million to $0.0 million, which includes $0.3 million of audit fee expense and $0.1 million of non-cash stock compensation expense. This compares with net income of $0.2 million in the second quarter of 2003.

The information in this Current Report on Form 8-K, including the exhibits attached hereto, is furnished pursuant to Item 12 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include statements regarding the Company’s expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding the expected financial results of eCOST.com, Inc. for the quarter ended June 30, 2004. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially from such forward-looking statements include changes resulting from receipt of final financial information, unexpected costs, expenses or charges from third parties or from the Company, and lower than anticipated revenues. All forward-looking statements in this document are made as of the date hereof, based on information available to the Company and eCOST as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PC MALL, INC.

Date: July 26, 2004	By:	/s/ TED SANDERS
Ted Sanders Chief Financial Officer (Duly Authorized Officer of the Registrant and Principal Financial Officer)